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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-     ) pertaining to the Vion Pharmaceuticals, Inc. Amended and
Restated 1993 Stock Option Plan of our report dated February 14, 2001, with respect to the financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Stamford, Connecticut
August 6, 2001